                                                                    EXHIBIT 10.5

                        GLOBAL MARINE SEVERANCE PROGRAM

                         FOR SHOREBASED STAFF PERSONNEL

                   Summary Plan Description and Plan Document

                (Amended and Restated Effective August 16, 2001)

 1. PURPOSE OF THE PLAN
 -  -------------------

The Global Marine Severance Program for Shorebased Staff Personnel was originally adopted effective February 25, 1983, has been subsequently amended and restated, and is hereby further amended and restated effective as of August 16, 2001. The purposes of the Plan are:

  (a) To make Severance Benefits available to certain eligible Employees that will financially assist with their transition following involuntary layoff from employment with an Affiliate, other than for Cause, while the Plan is in effect;

  (b) To encourage the retention of Key Employees in the event of a threat of a Change in Control and to ensure continued dedication and efforts of such Key Employees without undue concern for personal financial and employment security; and

  (c) To resolve any possible claims arising out of employment, including its termination, by providing all eligible Employees with Severance Benefits in return for a Waiver and Release from liability.

If an Employee qualifies for a benefit under this Plan, payments under this Plan are voluntary and unconditional on the part of the Company and the other Affiliates and are not required by any legal obligation other than the Plan itself.

This Plan represents an amendment and restatement of all prior severance or separation plans, practices or policies (other than individual contracts providing for severance benefits) in effect with GMI, the Company or any other Affiliate as of the effective date hereof with respect to those Employees eligible for benefits under this Plan. All such prior severance plans, practices and policies are hereby superseded by this Plan, and are discontinued and terminated with respect to such Employees.

 2. DEFINITIONS
 -  -----------

As used in this Plan, the following terms shall have the following meanings (and the singular includes the plural, unless the context clearly indicates otherwise):

Affiliate:  Each corporation, partnership or other business entity which is
---------
directly or indirectly controlled by GMI.

Base Pay:  The Employee's base salary or pay, excluding bonuses, overtime,
--------
commissions, cost-of-living adjustments, special pay related to foreign assignment, and other irregular or extra compensation, as of his or her Separation Date. Base salary or pay shall be appropriately converted to a monthly or weekly amount, as applicable. Semi-monthly base pay shall be converted to a weekly amount by multiplying the semi-monthly amount by 24, then dividing the product by 52. Hourly base pay shall be multiplied by the Employee's regularly scheduled hours per week.

Board:  The Board of Directors of GMI.
-----

Cause:  Termination from employment due to unacceptable or inadequate
-----
performance, misconduct, gross negligence, dishonesty, acts detrimental or destructive to GMI or any Affiliate or to any employees or property of GMI or any Affiliate, or any violation of the policies of GMI or any Affiliate.

Change in Control:
-----------------

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of GMI or of any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed (the "Outstanding GMI Common Stock") or (B) the combined voting power of the then outstanding voting securities of GMI or of any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed entitled to vote generally in the election of directors (the "Outstanding GMI Voting Securities"); provided, however, that the following acquisitions will not constitute a Change in Control: (I) any acquisition by GMI or by any Affiliate that remains under GMI's control, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by GMI or by any Affiliate, (III) the sale, exchange, transfer or other disposition of substantially all of the assets of GMI or of any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed to the Chief Executive Officer of GMI or of any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed (the "CEO"), alone or with other officers, or a merger, consolidation or other reorganization involving GMI or any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed and the CEO, alone or with other officers, or any entity in which the CEO (alone or with other officers) has, directly or indirectly, a substantial equity or ownership interest, (IV) a transaction otherwise commonly referred to as a

"management leveraged buyout," or (V) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
(I), (II), (III), or (IV) are satisfied; or

  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by GMI's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (iii) Approval by the stockholders of GMI of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GMI Common Stock and Outstanding GMI Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding GMI Common Stock and Outstanding GMI Voting Securities, as the case may be, (B) no Person (excluding GMI, any Affiliate that remains under GMI's control, any employee benefit plan (or related trust) sponsored or maintained by GMI or by any Affiliate or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Outstanding GMI Common Stock or Outstanding GMI Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the

Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

  (iv) Approval by the stockholders of GMI of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of GMI or of any Affiliate by which the Key Employee is employed, or (B) the liquidation, transfer, sale or other disposition of all or substantially all of the assets of GMI or of any Affiliate by which the Key Employee is employed or which directly or indirectly owns or controls any Affiliate by which the Key Employee is employed, other than to a corporation with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GMI Common Stock and Outstanding GMI Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding GMI Common Stock and Outstanding GMI Voting Securities, as the case may be, (II) no Person (excluding GMI, any Affiliate that remains under GMI's control, any employee benefit plan (or related trust) sponsored or maintained by GMI or by any Affiliate and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding GMI Common Stock or Outstanding GMI Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other assets.

Change in Control Involuntary Termination Date:  The date of (i) involuntary
----------------------------------------------
termination by GMI or any Affiliate, including for this purpose termination due to inadequate performance or incompetence, but excluding termination due to an act or acts of misconduct harmful to GMI or any Affiliate, including without limitation any violation of any policy regarding the use and possession of alcohol, illegal drugs, firearms or dangerous weapons that is applicable to the employees of GMI and/or any Affiliate generally, or (ii) voluntary termination for Good Reason within six months following the occurrence of any event constituting Good Reason.

COBRA:  The Consolidated Omnibus Budget Reconciliation Act of 1985, currently
-----
embodied in Internal Revenue Code Section 4980B, which provides for continuation of group health plan coverage in certain circumstances.

COBRA Rate:  The cost of continued coverage under COBRA, which as of January 1,
----------
2001 is 102% of the full group rate (including the employee's share and the Company's share of the group coverage cost and a 2% administrative fee).

Company:  Global Marine Corporate Services Inc., a California corporation, and
-------
any successor to Global Marine Corporate Services Inc.

Employee:  An individual employed by any Affiliate who is (i) an active, regular
--------
(not temporary), full-time shorebased employee working in the United States,
(ii) a shorebased U.S. expatriate or, (iii) any other regular full time shorebased employee above salary grade 37. However, the definition of "Employee" shall not include (i) any employee covered by a collective bargaining agreement which does not provide for their coverage, and (ii) any independent contractor or any person, regardless of whether such person is treated as an employee for income tax purposes: (a) who is not on the Employer's payroll, (b) who has agreed in writing to be treated as other than an employee, or (c) in the case of persons subject to U.S. income tax, whose compensation is reported to the Internal Revenue Service on a form other than Form W-2 or whose compensation is reported on a Form W-2 by a person or entity other than an Affiliate. The determination of whether an Employee is on the Employer's payroll shall be made by the Plan Administrator in its sole discretion. For purposes of this definition, "full-time" means regularly scheduled employment for at least 30 hours per week. An individual on unpaid leave under the Family Medical Leave Act or short-term or long-term disability or Worker's Compensation will not be considered an active Employee until the individual's return to active service or the expiration of the applicable leave period.

Employee Severance Benefit:  A benefit described by Section 4(b) of the Plan.
--------------------------

Employer: Any Affiliate that employs the Employee.
--------

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.
-----

GMI:  Global Marine Inc., a Delaware corporation, and any successor to Global
---
Marine Inc.

Good Reason:  Unless the Executive has consented in writing thereto, the
-----------
occurrence of any of the following:

  The assignment to the Key Employee of any duties inconsistent with the Key Employee's position, including any change in status, title, authority, duties or responsibilities or any other action which results in a diminution in such status, title, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by GMI or the Key Employee's Employer promptly after receipt of notice thereof given by the Key Employee;

  (v) A reduction in the Key Employee's base salary;

  (vi) A relocation of the Key Employee's office of more than 40 miles;

  (vii) Following a Change in Control, unless a plan providing a substantially similar compensation or benefit is substituted, (A) the failure by GMI or any Affiliate to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the Key Employee is participating prior to the Change in Control, or (B) the taking of any action by GMI or any Affiliate which would adversely affect the Key Employee's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit; or

  (viii) Following a Change in Control, the failure of GMI or the Key Employee's Employer or an Affiliate which directly or indirectly owns or controls the Employer, to obtain the assumption in writing of the Company's obligations under this Plan by any successor to all or substantially all of the assets of GMI or such Affiliate within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of GMI or such Affiliate.

     For purposes of this Plan, any good faith determination of "Good Reason" made by the Key Employee will be conclusive.

Key Employee:  Any Employee in salary grade 42 or above.
------------

Key Employee Severance Benefit:  A benefit described in Section 4(a).
------------------------------

Layoff Date:  The date following the date designated by the Employer as the last
-----------
day on which an Employee shall remain in active employment with any Affiliate due to involuntary layoff.

Participant:  Any Employee eligible for a Key Employee Severance Benefit or
-----------
Employee Severance Benefit.

Plan:  The Global Marine Severance Program for Shorebased Staff Personnel as
----
amended and restated through the effective date of this amendment and restatement.

Plan Administrator:  The person or persons appointed by the Company to serve as
------------------
plan administrator.

Separation Date:  An Employee's Layoff Date or Change in Control Involuntary
---------------
Termination Date, as appropriate.

Service:  The Employee's total period of active, regular (not temporary), full-
-------
time employment with the Affiliates, including for this purpose any period of disability that does not exceed 30 days. For purposes of this definition, "full-time" means regularly scheduled employment for at least 30 hours per week.

Severance Benefit:  A Key Employee Severance Benefit or Employee Severance
-----------------
Benefit described in Section 4 of this Plan.

Severance Period:  The period of time, commencing on the Separation Date, equal
----------------
to the total number of months and/or weeks, as the case may be, of Base Pay that a Participant is entitled to receive as a Severance Benefit under Section 4 of this Plan.

Target Bonus:  With respect to any Key Employee, the annual bonus amount payable
------------
with respect to the year in which the Change in Control occurs assuming targeted performance goals are achieved, or, if no such bonus amount is ascertainable, the highest annual bonus received by the Key Employee during the three-year period ending on the date of the Change in Control.

Waiver and Release:  The legal document in which an Employee, in exchange for
------------------
certain Severance Benefits under the Plan, releases the Affiliates, their agents, servants, employees, officers, directors, insurance carriers, employee benefit plans, and trustees, fiduciaries and agents of such plans, and any and all other persons, firms, organizations and corporations from liability and damages arising from or in connection with the Employee's employment or the cessation of his employment or active employment by GMI and any Affiliate and agrees to certain restrictions on disclosure of confidential information, solicitation of employees and interference with the affairs of GMI and any Affiliate.

 3. ELIGIBILITY AND PARTICIPATION
 -  -----------------------------

  (a) Eligibility for Key Employee Severance Benefit
      ----------------------------------------------

  1) A Key Employee shall receive a Key Employee Severance Benefit if (i) he or she has a Change in Control Involuntary Termination Date within the 36-month period following any Change in Control, and (ii) to the extent required by 4(a), he or she executes and returns a Waiver and Release within a reasonable period of time determined by the Plan Administrator and does not revoke such Waiver and Release within seven days after signing it.

  2)  NO Key Employee Severance Benefit will be paid if:

  (i) the Key Employee's termination of employment results from death or disability; or

  (ii) the Key Employee is, for any reason, entitled to severance benefits under any other contract, agreement, plan, program or policy of GMI or any Affiliate or under any agreement between the Key Employee and GMI or any Affiliate, other than statutory benefits or benefits under this Plan; provided, however, that the Key Employee and GMI and/or any Affiliate that are parties to such other contract, agreement, plan, program or policy may in writing agree to cancel or waive such other contract, agreement, plan, program, or policy and be governed, instead, by the provisions of this Plan.

  (b)  Eligibility for Employee Severance Benefit
       ------------------------------------------

  1) An Employee shall receive an Employee Severance Benefit if (i) the Employee is involuntarily laid off from employment with the Employer (other than for Cause) while the Plan is in effect, (ii) the Employee remains employed by his or her Employer in good standing and at a satisfactory level of performance through the date preceding the Separation Date, and (iii) to the extent required by 4(b), the Employee executes a Waiver and Release within a reasonable period of time determined by the Plan Administrator and does not revoke such Waiver and Release within seven days after signing it.

  2)  NO Employee Severance Benefit will be paid if:

  (i) the Employee's termination of employment results from death, disability, or layoff during an unpaid leave of absence other than a leave of absence under the Family Medical Leave Act; or

  (ii) the Employee is offered a shorebased position at the same or higher rate of Base Pay by the Company or any other Affiliate, whether or not the Employee accepts the position; or

  (iii) the Employee accepts a shorebased position with the Company or any other Affiliate at a lower level of Base Pay; or

  (iv) the Employee accepts a transfer to an offshore position in lieu of Severance Benefits; provided that the Employee will remain eligible for Severance Benefits if the Employee is subsequently laid off from the offshore assignment during the six-month period commencing the date of transfer to the offshore position, with the Severance Benefit calculated using the Base Pay in effect prior to the transfer offshore; or

  (v) this Plan is amended in a way that makes the Employee ineligible or is terminated before the Employee has returned an executed Waiver and Release and has otherwise met all of the requirements for a Severance Benefit hereunder; or

  (vi) the Employee fails to return all property and materials of GMI and the Affiliates to his or her supervisor or other appropriate representative of GMI and the Affiliates upon layoff; or

  (vii) the Employee is, for any reason, entitled to severance benefits or retention benefits or bonuses under any other contract, agreement, plan, program or policy of the Employer or under any agreement between the Employee and the Employer, other than statutory benefits; or

  (viii) as a result of any sale or other transfer of any business or assets of any Affiliate the Employee remains in substantially the same job notwithstanding a change of employers as a result of such sale or transfer; or

 (ix) the Employee is entitled to receive a Key Employee Severance Benefit.

 4. BENEFIT CALCULATION AND PAYMENT
 -  -------------------------------

  (a)  Key Employee Severance Benefit
       ------------------------------

  1) A Key Employee eligible for a Key Employee Severance Benefit will receive the following benefit, as appropriate:

  (i) A Key Employee who timely executes a Waiver and Release and does not revoke such Waiver and Release within seven days following its execution shall receive (i) two times the Key Employee's annual Base Pay, which will be paid by continuing to pay the individual's Base Pay for a period of two years following the Separation Date, plus (ii) a lump sum amount equal to the Target Bonus payable ten days following the execution of the Waiver and Release without revocation.

  (ii) A Key Employee who does not timely execute a Waiver and Release or who revokes such Waiver and Release within seven days following its execution, will receive continued Base Pay for six weeks following the Separation Date.

  2) If an individual agrees to re-employment with the Company or any Affiliate while receiving Key Employee Severance Benefit payments in the form of continued Base Pay, the Base Pay will be discontinued effective upon the date of his or her return to the regular payroll.

  3) The Severance Benefit will be reduced by the amount of any statutory redundancy or other legally required benefits received by the Key Employee as a result or in respect of his or her termination.

 (b) Employee Severance Benefit
     --------------------------

 1)  Severance Benefit for Pre-1987 Hires.

Employees who were most recently hired, rehired, or recalled by an Affiliate prior to January 1, 1987, and who are eligible for an Employee Severance Benefit under Section 3 of this Plan shall receive (i) one month's Base Pay for each $10,000 of current annual Base Pay, prorated for partial increments of $10,000, plus (ii) one week's Base Pay for each year of Service (with a two week minimum), prorated for partial years of Service.

  (i) The maximum Severance Benefit allowed will be one year's current Base Pay.

  (ii) The Severance Benefit will be paid by continuing to pay the individual at current Base Pay for the duration of the Severance Period; provided, however, that Severance Benefit payments will not be made for more than six weeks commencing on the Layoff Date unless the Employee timely executes, without revocation, a Waiver and Release.

  (iii) The Severance Benefit will continue even if the individual is terminated following layoff.

  (iv) If an individual is recalled while receiving Severance Benefit payments, the Severance Benefit will be discontinued effective upon the date of his or her return to the regular payroll.

  (v) The Severance Benefit will be reduced by the amount of any statutory redundancy or other legally required benefits received by the Employee as a result or in respect of his or her layoff.

 2)  Severance Benefit for Post-1986 Hires.

Employees who were most recently hired, rehired, or recalled by an Affiliate on or after January 1, 1987, and who are eligible for an Employee Severance Benefit under Section 3 of this Plan shall receive (i) two weeks' Base Pay for each $10,000 of current annual Base Pay, prorated for partial increments of $10,000, plus (ii) one week's Base Pay for each year of Service (with a two week minimum), prorated for partial years of Service.

 (i) The maximum Severance Benefit allowed will be six months' current Base Pay.

  (ii) The Severance Benefit will be paid by continuing to pay the individual at current Base Pay for the duration of the Severance Period; provided, however, that Severance Benefit payments will not be made for more than six weeks commencing on the Layoff Date unless the Employee timely executes, without revocation, a Waiver and Release.

  (iii) The Severance Benefit will continue even if the individual is terminated following layoff.

  (iv) If an individual is recalled while receiving Severance Benefit payments, the Severance Benefit will be discontinued effective upon the date of his or her return to the regular payroll.

  (v) The Severance Benefit will be reduced by the amount of any statutory redundancy or other legally required benefits received by the Employee as a result or in respect of his or her layoff.

 5. CONTINUATION OF OTHER BENEFITS
 -  ------------------------------

A Participant who satisfies all the requirements for a Key Employee Severance Benefit or an Employee Severance Benefit under this Plan shall, in addition to the Severance Benefit, be entitled to the following benefits:

 (a) Medical/Dental Plan Benefits
     ----------------------------

A Participant shall be entitled to continue the medical and dental plan coverage in effect on the Participant's Separation Date if the Participant is eligible for and timely elects continuation of such coverage in accordance with COBRA. The Participant shall pay the active employee rate with respect to coverage during the Severance Period (or three months, if longer) and thereafter the full COBRA Rate with respect to such coverage. The eligibility of the Participant to continue such coverage at both the active employee rate and full COBRA Rate shall not exceed the period required by COBRA; provided, however, that with respect to a Key Employee entitled to a Key Employee Severance Benefit, the 18-month period of continuation required by COBRA shall be deemed to be 24 months. Such benefits shall be governed by and subject to (1) the terms and conditions of the plan documents providing such benefits, including the reservation of the right to amend or terminate such benefits under those plan documents at any time, and (2) the provisions of COBRA. The period of coverage provided under this section shall constitute continuation coverage required by COBRA.

 (b) Life Insurance
     --------------

The Participant's coverage under any life insurance benefit provided by GMI or any Affiliate, as in effect immediately preceding the Participant's Separation Date, shall continue for the Severance Period (or three months, if longer), subject to payment of the employee portion of the premium.

 (c) Savings and Pension Plans Benefits
     ----------------------------------

The Participant shall be entitled to the benefits, if any, to which the Participant would otherwise be entitled under the Company's savings and pension plans pursuant to the terms in effect during the Severance Period.

 (d) Disability Benefits
     -------------------

The Participant's coverage under the Short-Term and Long Term Disability Plans of the Company shall cease on the Separation Date.

 (e) Flexible Spending Accounts ("FSA")
     ----------------------------------

A Participant's rights under the Company's Health Care Reimbursement Plan and Dependent Care Reimbursement Plan shall be governed by the provisions of those plans and, with respect to the Health Care Reimbursement Plan, the provisions of COBRA. Claims may be submitted by the Participant for eligible expenses incurred during the applicable period as determined under the terms and provisions of the FSA.

 (f) All Other Benefit Plans or Programs
     -----------------------------------

A Participant's participation in all other employee benefit plans and/or programs of GMI or the Affiliates shall cease as of his or her Separation Date, subject to the terms and conditions of the governing documents of those employee benefit plans and/or programs.

 6. TAX EFFECT
 -  ----------

   (a) If GMI's independent accounting firm determines that any payment or distribution by GMI or its Affiliates to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, and whether paid or payable or distributed or distributable in cash, stock or any form) (a "Payment") constitutes a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) ("Parachute Payment") which would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Basic Excise Tax"), then the Participant will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount which is sufficient to cover any and all federal, state and local income taxes and Medicare tax applicable to the Gross-Up Payment, including, without limitation, any further excise tax imposed by Section 4999 of the Code on or with respect to the Gross-Up Payment, plus payment of the Basic Excise Tax.

  (b) Subject to the provisions of subsection (d) of this Section below, all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, will be made by GMI's independent accounting firm, which will provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. All fees and disbursements of GMI's independent accounting firm will be paid by the Company.

  (c) Any Gross-Up Payment will be paid by the Company to the Participant within five days of the Company's receipt of the determination of GMI's independent accounting firm. If such firm determines that no Basic Excise Tax is payable by the Participant, it will furnish the Participant with a written opinion that the Participant has substantial authority not to report any Basic Excise Tax on the Participant's Federal income tax return. If the Participant is subsequently required to make a payment of any Basic Excise Tax, then GMI's independent accounting firm will determine the amount of the corresponding Gross-Up Payment, and any such Gross-Up Payment will be promptly paid by the Company to or for the benefit of the Participant. The fees and disbursements of GMI's independent accounting firm will be paid by the Company.

  (d) The Participant will notify the Company in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notifies the Participant in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this Section, the Participant will:

  1) give the Company any information reasonably requested by the Company relating to such claim,

  2) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

 3) cooperate with the Company in good faith in order to effectively contest such claim, and

  4) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Participant harmless, on an after-tax basis, for any Basic Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company will control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company will advance the amount of such payment to the Participant, on an interest-free basis, and will indemnify and hold the Participant harmless, on an after-tax basis, from any Basic Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

  (e) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6(d)(4), the Participant becomes entitled to receive any refund with respect to such claim, the Participant will, within 10 days of receipt thereof, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto. If, after the receipt by the Participant of an amount advanced by the Company pursuant to
Section 6(d)(4), a determination is made that the Participant will not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

 7. UNEMPLOYMENT; TAXES
 -  -------------------

Payments under this Plan will not be reduced because of any unemployment benefits an Employee may be eligible to receive under applicable federal or state unemployment laws. Any required federal or state tax withholding and FICA (Social Security) taxes shall be deducted from any benefit paid under the Plan.

 8. PAYMENT OF SEVERANCE BENEFITS ON DEATH
 -  --------------------------------------

If a Participant dies on or after his or her Separation Date and after executing the Waiver and Release (without having timely revoked it) but before receiving his or her full Severance Benefit, any remaining Severance Benefit will instead be paid (a) to the Participant's beneficiary (or beneficiaries) designated under the Employer's group life insurance plan, if living, or if none is so designated or living, (b) to the executor of the Participant's estate, in a lump sum as soon as practicable after the date of death.

 9. NON-ASSIGNMENT OF SEVERANCE PAYMENT
 -  -----------------------------------

No benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary, by operation of law or otherwise, and any attempt at such a transaction shall be void. Also, no benefit under this Plan shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to it, except as required by law.

 10. PLAN AMENDMENT AND TERMINATION
 --  ------------------------------

   (a) Except as provided in subsection (b) of this Section, the Board of Directors of the Company may at any time amend or terminate this Plan, provided that the benefits under this Plan payable to a Participant who has returned (and has not thereafter revoked) a signed Waiver and Release and has otherwise met all of the requirements for a Severance Benefit hereunder (other than the expiration of the Waiver and Release revocation period) before the Plan is amended or terminated shall not be adversely affected. Any amendment or termination shall be set out in an instrument in writing duly authorized by the Board of Directors of the Company.

  (b) No amendment or termination of this Plan that would adversely affect the rights of any Key Employee hereunder shall be made during the three-year period commencing on the date of a Change in Control.

 11. DISPUTES - MAKING A CLAIM
 --  -------------------------

       How to Submit a Claim about a Disputed Benefit
       ----------------------------------------------

If payment of benefits under this Plan has not been made in a timely manner, a Participant must request it in writing from the Plan Administrator. Such application shall set forth the nature of the claim and any other information that the Plan Administrator may reasonably request. The Plan Administrator shall notify the applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial 90-day period. In no event shall such an extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which a final decision is expected to be rendered.

Notice of a claim denial, in whole or in part, shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

 (a) the specific reason or reasons for the denial; and

 (b) specific reference to the pertinent Plan provisions on which the denial is based; and

  (c) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

 (d) an explanation of the Plan's claims review procedure.

Participants shall be given timely written notice of the time limits set forth herein for determinations on claims, appeal of claim denial and decisions on appeal. If notice of a claims determination is not provided within 90 days or the expiration of any extension of time described above, the claim shall be deemed denied and the applicant may appeal the denial as set forth below.

No action at law or in equity shall be brought to recover benefits under this Plan prior to the date the claimant has exhausted the administrative process of appeal available under the Plan. Furthermore, any such action must be brought within three years of the final date the claim could have been filed in order for the action to be valid.

 12. LAIMS REVIEW PROCEDURE
 --  -----------------------

If a written claim results in a claim denial, either in whole or in part, the applicant has the right to appeal. The appeal must be in writing. The administrative process for appealing a claim is:

Upon receipt of a claim denial or the expiration of the time period for denial, a Participant may send a written request, including any additional information supporting the claim, for reconsideration to the Plan Administrator within 60 days of receiving notification that the claim is denied.

The Plan Administrator shall render a decision within 60 days of receipt by the Plan Administrator of the written request. The Participant may request a formal hearing before the Plan Administrator which the Plan Administrator may grant in its discretion. Notwithstanding the foregoing, under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the later of (i) 120 days after receipt by the Plan Administrator of the written request, or (ii) 60 days after a formal hearing. If such an extension is required, the Participant will be advised in writing before the extension begins.

The Plan Administrator will provide written notice of its final determination. The notice will include specific reasons for the decision, be written in a manner calculated to be understood by the Participant, and make specific reference to the Plan provisions on which it is based.

An appeal will not be considered if it is not filed within the applicable period of time. If a decision on an appeal is not provided within any applicable time frame described above, the claim shall be deemed denied on appeal.

At any stage in the appeals process, the applicant or his or her designated representative may review pertinent documents, including copies of the Plan document and information relating to the applicant's entitlement to such benefit, and submit issues and comments in writing.

 13. PARTICIPANT RIGHTS
 --  ------------------

Each Employee has a right to information about the Plan, such as how it operates and an explanation of the benefits to which Participants will be entitled under the terms of the Plan.

This Summary Plan Description is designed to give Employees an explanation of how the Plan operates. The Plan is administered in accordance with the Plan document (which is the same as this Summary Plan Description) as well as applicable laws, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Employee has the right to examine, without charge and upon proper request, all Plan documents, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports. Copies of all Plan documents and other Plan information may be obtained by written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for any copies requested.

Every effort will be made to provide any requested document or report within 30 days after it is requested. An Employee will be notified if more time is needed to comply with a request. Financial penalties may be imposed upon the Plan Administrator if any materials which an Employee has properly requested are not received within 30 days of a request (unless the materials were not sent because of matters beyond the control of the Plan Administrator).

Certain Plan information is made available to Participants automatically, so that no special request need be made, such as this Summary Plan Description.

ERISA imposes obligations upon the persons who are responsible for the operation of an employee benefit plan. The people who operate the Plan, referred to as plan "fiduciaries," have a duty to do so prudently and in the interest of Plan Participants and beneficiaries. Fiduciaries who violate ERISA may be removed.

The law protects an Employee from being terminated, disciplined or discriminated against if he or she attempts to obtain benefits which may be due or if he or she exercises his or her rights under ERISA.

If a benefit claim is denied, an Employee is entitled to a written explanation of the reason for denial, plus an explanation of his or her right to request an administrative review of the denied claim. The procedure for appeal of denied benefits is outlined in Section 11 of this Plan.

ERISA provides the means for enforcing the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such case, the court may require the Plan Administrator to provide the materials and pay up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If your claim for benefits is ignored, in whole or in part, you may file suit in a state or federal court.

If the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. The court may require the losing party to pay all of these costs and fees.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

 14. PLAN DOCUMENT CONTROLS
 --  ----------------------

In the event of any inconsistency between this Plan document and any other communication regarding this Plan, this Plan document controls.

 15. CONTROLLING LAW
 --  ---------------

This Plan is an employee welfare benefit plan under ERISA.  This Plan and the

Waiver and Release shall be interpreted under ERISA and the laws of the state of Texas to the extent that state law is applicable.

 16. GENERAL INFORMATION
 --  -------------------

   (a) Plan Sponsor: Global Marine Corporate Services Inc., 777 N. Eldridge Parkway, Houston, Texas 77079-4493, telephone number (281) 596-5100.

   (b) Employer Identification Number of Plan Sponsor:  95-3161742.

   (c) Plan Number: 511.

   (d) Plan Year: The plan year for reporting to governmental agencies and employees shall be the calendar year.

  (e) Plan Administrator: Thomas R. Johnson, or such person as the Company may designate from time to time, 777 N. Eldridge Parkway, Houston, Texas 77079-4493, telephone number (281) 596-5100.

The Plan Administrator is responsible for the operation and administration of the Plan. The Plan Administrator is authorized to construe and interpret the Plan, and its decisions shall be final and binding. The Plan Administrator shall make all reports and disclosures required by law.

  (f) Agent for Service of Legal Process: General Counsel, Global Marine Inc., 777 N. Eldridge Parkway, Houston, Texas 77079-4493.

  (g) Source of Benefits: Payments under this Plan shall be made by the Company from its general assets.

     IN WITNESS WHEREOF, Global Marine Corporate Services Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, effective August 16, 2001.

                              GLOBAL MARINE
                              CORPORATE SERVICES INC.



                              By:     s / Thomas R. Johnson
                                 ----------------------------------
                                 Thomas R. Johnson
                                    Vice President